Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Global Employment Holdings, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 9th day of October, 2009.

VICTORY PARK CAPITAL ADVISORS, LLC
By:	Jacob Capital, L.L.C., its Manager

By:	/s/ RICHARD LEVY
	Name:	Richard Levy
	Title:	Sole Member

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.
By:	/s/ RICHARD LEVY
	Name:	Richard Levy
	Title:	Attorney-in-Fact

JACOB CAPITAL, L.L.C.
By:	/s/ RICHARD LEVY
	Name:	Richard Levy
	Title:	Sole Member

RICHARD LEVY
/s/ RICHARD LEVY
Richard Levy

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